Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001


Surety Bond


Issuer:  GreenPoint Home Equity Loan Trust 2000-3     Policy Number: 00010935

                                                      Control Number: 010001


Insured Obligations:
$299,286,000 (approximate) in principal amount of Home Equity Loan Asset Backed
Notes, Series 2000-3, Class A-1, Class A-2 and
Class A-3 Notes (the "Class A Securities")

Trustee:  Bankers Trust Company

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the initial premium in the amount of $42,399 (the "Deposit Premium") and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Holders of the Class A Securities, to the extent set forth in the Indenture and the Sale and Servicing Agreement.

Financial Guaranty will make an Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount) out of its own funds in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment distributable to the related Holders pursuant to the Indenture and the Sale and Servicing Agreement, for disbursement to such Holders in the same manner as other payments with respect to the Class A Securities are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Holders to receive the amount so paid. Financial Guaranty's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Holders for payment to such

Form 9109
Page 1 of 4



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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001


Surety Bond


Holders, as provided in the Indenture and the Sale and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or a Holder, as the case may be, is required to return any such payment or portion thereof prior to the expiration date of this Surety Bond because such payment was voided under the U.
S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Holder is required to return such voided payment, or any portion of such voided payment made in respect of the Class A Securities (a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the next Business Day following receipt by Financial Guaranty of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Holder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Holder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Holder directly (unless a Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Holder upon proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Class A Securities, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal.

Financial Guaranty shall make payments due in respect of Preference Amounts on the Payment Date next following receipt by Financial Guaranty on a Business Day of the documents required under clauses (x) through (z) of the preceding paragraph. Any such documents received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. All payments made


Form 9109
Page 2 of 4


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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001


Surety Bond


by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Class A Securities prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is one year and one day following the date on which the Class A Securities shall have been paid in full.

The Deposit Premium shall be due and payable on the date hereof, and a monthly premium shall be due and payable as provided in the Indenture.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

Capitalized terms used and not defined herein shall have the respective meanings set forth in Annex A to the Indenture. "Insured Payment" means the sum of the Deficiency Amount and the Preference Amount. "Notice" means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Noteholder" means, as to a particular Class A Security, the person, other than the Issuer, the Servicer, any Subservicer or the Seller who, on the applicable Payment Date is entitled under the terms of such Class A Security to payment thereof. "Indenture" means the Indenture, dated as of December 1, 2000 by and among the Issuer and the Trustee. "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of December 1, 2000 by and among the Issuer, the Sponsor, the Servicer and the Trustee.

In the event that payments under any Class A Security are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Class A Security on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of the Class A Securities pursuant to Article X of the Indenture does not constitute acceleration for the purposes hereof.


Form 9109
Page 3 of 4




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Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001


Surety Bond


IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

/s/ [President]                        /s/ [Authorized Representative]
President                              Authorized Representative


Effective Date:  December 18, 2000



Form 9109
Page 4 of 4


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                                    EXHIBIT A

                                     NOTICE

To:         Financial Guaranty Insurance Company
            115 Broadway
            New York, New York 10006
            (212) 312-3000
            Attention:  General Counsel

            Telephone: (212) 312-3000
            Telecopier:  (212) 312-3220

Re:         GreenPoint Home Equity Loan Trust 2000-3
            Home Equity Loan Asset Backed
            Notes, Series 2000-3
            Policy No. 00010935


Determination Date:
                    ----------------------------------

Payment Date:
                   -----------------------------------


We refer to that certain Indenture dated as of December 1, 2000, by and between GreenPoint Home Equity Loan Trust 2000-3, as Issuer, and Bankers Trust Company, as Trustee (the "Indenture"), relating to the above referenced Notes. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Indenture.

(a) The Trustee has determined under the Indenture that in respect of such Payment Date:

      (1) A payment on the Class A-1 Notes in an amount equal to $__________ is due to be received under the Indenture (the "Class A-1 Required Payment"), consisting of $__________ in respect of the Class A-1 Interest Payment Amount (excluding any Relief Act Shortfalls) and $__________ in respect of the related Overcollateralization Deficit, in the case of any Payment Date other than the Final Scheduled Payment Date, or the related Class A Note Principal Balance, in the case of the Final Scheduled Payment Date.

      (2) A payment on the Class A-2 Notes in an amount equal to $_____________ is due to be received under the Indenture (the "Class A-2 Required Payment"), consisting of $__________ in respect of the Class A-2 Interest Payment Amount (excluding any Relief Act Shortfalls) and $__________ in respect of the related Overcollateralization Deficit, in the case of any Payment Date other than the Final Scheduled Payment Date, or the related Class A Note Principal Balance, in the case of the Final Scheduled Payment Date.

      (3) A payment on the Class A-3 Notes in an amount equal to $_____________ is due to be received under the Indenture (the "Class A-3 Required Payment"), consisting of $__________ in respect of the Class A-3 Interest Payment Amount (excluding any Relief Act Shortfalls) and $__________ in respect of the related Overcollateralization Deficit, in the case of any Payment Date other than the Final Scheduled Payment Date, or the related Class A Note Principal Balance, in the case of the Final Scheduled Payment Date.

 (b) (1) The amount available in the Collection Account to be distributed on such Distribution Date on the Class A-1 Notes pursuant to the Pooling Agreement (the "Class A-1 Net Available Distribution Amount") as reduced by any portion thereof that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
      Section 362 of the United States Bankruptcy Code), is $_______________.

      (2) The amount available in the Collection Account to be distributed on such Distribution Date on the Class A-2 Notes pursuant to the Pooling Agreement (the "Class A-2 Net Available Distribution Amount") as reduced by any portion thereof that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
      Section 362 of the United States Bankruptcy Code), is $_______________.

      (3) The amount available in the Collection Account to be distributed on such Distribution Date on the Class A-3 Notes pursuant to the Pooling Agreement (the "Class A-3 Net Available Distribution Amount") as reduced by any portion thereof that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
      Section 362 of the United States Bankruptcy Code), is $_______________.

 (c)  Please be advised that, accordingly:

      (1) The Class A-1 Required Payment exceeds the Class A-1 Net Available Distribution Amount, therefore a Class A-1 Deficiency Amount exists for the Distribution Date identified above for the Class A-1 Certificates in the amount of $__________ [(a)(1) - (b)(1)]. This Deficiency Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.

      (2) The Class A-2 Required Payment exceeds the Class A-2 Net Available Distribution Amount, therefore a Class A-2 Deficiency Amount exists for the Distribution Date identified above for the Class A-2 Notes in the amount of $__________ [(a)(2) - (b)(2)]. This Deficiency Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.

      (3) The Class A-3 Required Payment exceeds the Class A-3 Net Available Distribution Amount, therefore a Class A-3 Deficiency Amount exists for the Distribution Date identified above for the Class A-3 Notes in the amount of $__________ [(a)(3) - (b)(3)]. This Deficiency Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.


(d) [In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by the Insurer under the Surety Bond.]

(e) Accordingly, pursuant to the Indenture, this statement constitutes a notice for payment of an Insured Amount by the Insurer in the amount of $_______________ [(c)(1) + (c)(2) + (c)(3) + (d)] under the Surety Bond.

No payment claimed hereunder is in excess of the amount payable under the Surety Bond.

The amount requested in this Notice should be paid to:  [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of
___________________________.



                              -----------------------------------------,
                              as Trustee

                              By:    __________________________________

                              Title: __________________________________